Exhbiit 99.1

Invacare Corporation Reports Chairman and CEO to Take Temporary Medical Leave

Invacare Corporation (NYSE: IVC) today announced A. Malachi Mixon, III, Chairman and Chief Executive Officer, is taking a temporary medical leave. In the meantime, Gerald B. Blouch, President and Chief Operating Officer, will be interim Chief Executive Officer. Blouch has been with the Company since May 1990 and has been Chief Operating Officer since December 1994. James C. Boland, Invacare’s Lead Director and a member of the Board since 1998, will be interim Chairman of the Board of Directors.

Mixon commented, “I have suffered a mild stroke, but fortunately, my condition is stable and my doctors have told me the prognosis for a full recovery is favorable. I look forward to returning to Invacare soon to full duty. In the interim, I am pleased to have Gerry Blouch and Jim Boland assume responsibility for my day-to-day activities as CEO and Chairman of Invacare.”

On behalf of the Board, Boland commented, “In the interests of allowing Mal to focus on a speedy recovery, we are implementing a succession plan that we have had in place for some time. Gerry has the entire Board’s complete support and has full authority to act as CEO during this time. We have every confidence that Invacare’s outstanding tenured management team will continue operations seamlessly.”

Invacare Corporation (NYSE:IVC), headquartered in Elyria, Ohio, is the global leader in the manufacture and distribution of innovative home and long-term care medical products that promote recovery and active lifestyles. The Company has 5,900 associates and markets its products in approximately 80 countries around the world. The Company was named to the 2009 Fortune 1000 list (ranking 983) and to the 2009 IndustryWeek U.S. Manufacturing 500 (ranking 393). For more information about the Company and its products, visit Invacare's website at www.invacare.com.

This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Terms such as “will,” “should,” “could”, “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” “anticipate” and “seek,” as well as similar comments, are forward-looking in nature. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Examples of forward-looking statements include, but are not limited to, statements made regarding the Company’s guidance for 2010 earnings (or adjusted earnings) or 2010 earnings (or adjusted earnings) per share. Actual results and events may differ significantly from those expressed or anticipated as a result of risks and uncertainties which include, but are not limited to, the following: adverse changes in government and other third-party payor reimbursement levels and practices (such as, for example, the Medicare bidding program covering nine metropolitan areas beginning in 2011 and an additional 91 metropolitan areas beginning in 2013), impacts of the U.S. health care reform legislation that was recently enacted (such as, for example, the excise tax beginning in 2013 on medical devices in the recently enacted health care reform legislation together with further regulations to be promulgated by the U.S. Secretary of Treasury, if adopted, could have an adverse impact on the Company); the uncertain impact on the Company’s providers, on the Company’s suppliers and on the demand for the Company’s products of the current global economic downturn and general volatility in the credit and stock markets; loss of key health care providers; exchange rate and tax rate fluctuations; inability to design, manufacture, distribute and achieve market acceptance of new products with higher functionality and lower costs; consolidation of health care providers and the Company’s competitors; lower cost imports; uncollectible accounts receivable; difficulties in implementing/upgrading Enterprise Resource Planning systems; risks inherent in managing and operating businesses in many different foreign jurisdictions; ineffective cost reduction and restructuring efforts; potential product recalls; legal actions or regulatory proceedings and governmental investigations; product liability claims; possible adverse effects of being leveraged, which could impact the Company’s ability to raise capital, limit its ability to react to changes in the economy or the health care industry or expose the Company to interest rate or event of default risks; increased freight costs; inadequate patents or other intellectual property protection; extensive government regulation of the Company’s products; failure to comply with regulatory requirements or receive regulatory clearance or approval for the Company’s products or operations in the United States or abroad; incorrect assumptions concerning demographic trends that impact the market for the Company’s products; decreased availability or increased costs of materials which could increase the Company’s costs of producing or acquiring the Company’s products; the loss of the services of the Company’s key management and personnel(even if only on a temporary basis); inability to acquire strategic acquisition candidates because of limited financing alternatives; increased security concerns and potential business interruption risks associated with political and/or social unrest in foreign countries where the Company’s facilities or assets are located; provisions of Ohio law or in the Company’s debt agreements, shareholder rights plan or charter documents that may prevent or delay a change in control, as well as the risks described from time to time in Invacare’s reports as filed with the Securities and Exchange Commission. Except to the extent required by law, we do not undertake and specifically decline any obligation to review or update any forward-looking statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments or otherwise.

Contacts

Invacare Corporation

Investor Inquiries:

Lara Mahoney, 440-329-6393